SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934 (Amendment No.   )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

         Trans World Gaming Corp.

         ---------------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

         ---------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)   Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------
         (5)   Total fee paid:

         ---------------------------------------------------------------------
/ /      Fee paid previously with preliminary materials.

/ /      Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         ---------------------------------------------------------------------

         (2)   Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------

         (3)   Filing Party:

         ---------------------------------------------------------------------

         (4)   Date Filed:

         ---------------------------------------------------------------------

                                                              September 27, 1999


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Trans World Gaming Corp. (the "Company"). The meeting will be held at the Company's principal offices located at One Penn Plaza, Suite 1503, New York, New York 10119-0002, on Friday, October 29, 1999, at 2:00 p.m., Eastern Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

         The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH MATTER TO BE CONSIDERED.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. I urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of, and interest in, the Company is appreciated.

                                                     Sincerely,




                                                     Rami S. Ramadan
                                                     Chief Executive Officer and
                                                     Chief Financial Officer

                            TRANS WORLD GAMING CORP.
                           ONE PENN PLAZA, SUITE 1503
                          NEW YORK, NEW YORK 10119-0002
                                 (212) 563-3355
                               ------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 29, 1999

                               ------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Trans World Gaming Corp., a Nevada corporation (the "Company"), will be held at 2:00 p.m., New York City time, on Friday October 29, 1999, at the Company's principal offices located at One Penn Plaza, Suite 1503, New York, New York, for the following purposes as described in more detail in the accompanying Proxy Statement:

         1. To elect six (6) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         2. To ratify the appointment of Rothstein, Kass & Company as the Company's independent accounts for the fiscal year ending December 31, 1999;

         3. To consider and approve the adoption of the Company's 1999 Non-Employee Director Stock Option Plan;

         4. If necessary, to adjourn the Annual Meeting to solicit additional proxies; and

         5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other matters which could come before the Annual Meeting.

         The Board of Directors has fixed September 10, 1999 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                           Rami S. Ramadan
                                           Chief Executive Officer &
                                           Chief Financial Officer
Dated:  September 27, 1999
New York, New York

--------------------------------------------------------------------------------
YOU ARE  CORDIALLY  INVITED  TO  ATTEND  THE  ANNUAL  MEETING.  IT IS
IMPORTANT  THAT YOUR  SHARES BE  REPRESENTED REGARDLESS  OF THE  NUMBER YOU
OWN.  EVEN IF YOU PLAN TO BE  PRESENT,  YOU ARE URGED TO  COMPLETE,  SIGN,
DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.
IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME
PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                            TRANS WORLD GAMING CORP.
                           ONE PENN PLAZA, SUITE 1503
                          NEW YORK, NEW YORK 10119-0002

                               ------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 29, 1999

                               ------------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to holders of the common stock, $.001 par value per share (the "Common Stock"), of Trans World Gaming Corp. (the "Company"), a Nevada corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's Annual Meeting of Shareholders to be held at 2:00 p.m., New York City time, on Friday, October 29, 1999, and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the Company's principal offices located at One Penn Plaza, Suite 1503, New York, New York, for the purposes set forth in the Notice of Annual Meeting of Shareholders and as described in detail herein. The Company expects that this Proxy Statement, the proxy card and the Notice of Annual Meeting of Shareholders will first be mailed to shareholders on or about September 27, 1999.

         The Company has generally held its annual meetings of shareholders in May of each year; however, due to the declination of the Company's previous independent auditors to audit the Company's financial statements for the year ended December 31, 1998, the Company postponed its 1999 Annual Meeting of Shareholders until it could file its Form 10-KSB with the Securities and Exchange Commission (the "SEC") for the year ended December 31, 1998. The Company filed its Form 10-KSB with the SEC on August 3, 1999, its Form 10-QSB for the period ended March 31, 1999 with the SEC on August 20, 1999 and its Form 10-QSB for the period ended June 30, 1999 with the SEC on August 30, 1999. The Company filed with the SEC amendments to its Form 10-QSB's for the periods ended March 31, 1998, June 30, 1998, September 30, 1998 and March 31, 1999 on
September 3, 1999, September 7, 1999, September 8, 1999, and September 9, 1999 respectively, in order to revise such reports to reflect the restatement of certain transactions as of March 31, 1999.

         A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and solicitation materials, as well as the cost of forwarding such materials to the beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegram or personal conversation. The Company may reimburse brokerage firms and other fiduciaries, custodians and nominees for expenses incurred in forwarding proxy material to the beneficial owners of the Company's Common Stock.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained on the proxy card. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, EACH PROXY RECEIVED WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN, FOR THE RATIFICATION OF ROTHSTEIN KASS & CO. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS, THE FOR ADJOURNMENT, IF NECESSARY, AND IN THE DISCRETION OF THE PROXY HOLDER AS TO THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. ANY SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF EACH OF THE MATTERS SET FORTH IN THE PRECEDING SENTENCE.

         ANY SHAREHOLDER GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE AT THE ANNUAL MEETING BY: (i) FILING WITH THE SECRETARY OF THE COMPANY WRITTEN NOTICE THEREOF (TRANS WORLD GAMING CORP., ONE PENN PLAZA, SUITE 1503, NEW YORK, NEW YORK 10119-0002); (ii) SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE; OR (iii) APPEARING AT THE ANNUAL MEETING AND GIVING THE SECRETARY NOTICE OF HIS OR HER INTENTION TO VOTE IN PERSON. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                VOTING OF SHARES

         Only holders of record of the Common Stock at the close of business on September 10, 1999 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, the Company had 3,364,286 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting, and had no other class of equity securities outstanding. Holders of shares of Common Stock are not permitted to cumulate their votes for the election of directors.

         The holders of a majority of the shares issued and outstanding on the records of the Company on the Voting Record Date and entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. The withdrawal of any shareholder after the Annual Meeting has commenced shall have no effect on the existence of a quorum, after a quorum already has been established. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the proxy card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a proxy card returned not marked by a broker because voting instructions have not been received and the broker has no discretionary authority to vote).

         The election of a nominee for director requires approval of such nominee by a plurality of the votes cast which are present and entitled to vote in person or by proxy. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting, in person or by proxy, is required for approval of the proposals to ratify the appointment of the Company's independent auditors and to adopt the 1999 Non-Employee Director Stock Option Plan. A majority of the votes cast which are represented at the Annual Meeting, in person or by proxy, is required for the approval of the proposal to adjourn the Annual Meeting, if such action is required to be voted on. Shares represented by proxy which are voted as abstaining on any of the proposals, other than the election of directors, will be treated as shares present and entitled to vote as if they were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Under the rules of the New York Stock Exchange, the proposals for the election of directors and to adjourn the Annual Meeting if required, are considered to be a "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

                       PROPOSAL FOR ELECTION OF DIRECTORS

NOMINATION

         The Bylaws of the Company provide that the Board of Directors of the Company (the "Board") shall consist of not less than three nor more than nine members. At the present time, the Board consists of six members. The Board has nominated the six individuals named below to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors have been elected and qualified. All of the nominees, including Geoffrey B. Baker, Julio E. Heurtematte, Jr. and Malcolm M. B. Sterrett, are members of the current Board of Directors. Messrs. Baker, Heurtematte and Sterrett were appointed to the Board as of April 10, 1998. Although Mr. Baker resigned as a director of the Company on May 13, 1999, for personal reasons, he was subsequently re-appointed to serve as a Director on August 4, 1999 in accordance with the Bylaws of the Company. Also on August 4, 1999, Mr. Rami S. Ramadan was appointed to serve as a director in accordance with the Bylaws of the Company and pursuant to an employment agreement described below. Except as noted below, there are no arrangements or understandings between the persons named as nominees for director at the Annual Meeting and any other person pursuant to which such nominee was selected as a nominee for election as a director at the Annual Meeting. Except with respect to the relationship of Mr. Kohlenberg and Mr. Tottenham, described below, no director or nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

         The election of each nominee requires the affirmative vote of a plurality of the shares of the Common Stock represented in person or by proxy at the Annual Meeting. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If, prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the

Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

         The following table presents information concerning each nominee for director and reflects his name, age, position with the Company and his tenure as a director of the Company.



--------------------------------------------------------------------------------

                      NOMINEES FOR A ONE YEAR TERM EXPIRING 2000

The following table provides information as of September 20, 1999 with respect to each of the Company's directors and each Executive Officer:

                                            Position with the Company
Name*                              Age      Director/Executive Officer                  Since
---------------------------        ---      ---------------------------------           -----
Stanley Kohlenberg (1,3)            67       Chairman and Director                       1994

Rami S. Ramadan (3)                 49       Chief Executive Officer, Chief              1999
                                             Financial Officer and Director

Andrew Tottenham (3)                42       President, Chief Operating                  1998
                                             Officer and Director

Julio E. Heurtematte, Jr. (1,2,3)   63       Director                                    1998

Malcolm M.B. Sterrett (1,2,3)       56       Director                                    1998

Geoffrey B. Baker (1,2,3)**         50       Director                                    1998

--------------------------------------------------------------------------------

(1)      Member of Audit Committee

(2)      Member of the Compensation Committee.

(3)      Member of the Executive Committee.

         * Dominick J. Valenzano, former Chief Financial Officer of the Company, resigned on July 12, 1999, (effective August 5, 1999) to pursue other business interests.

         **    Mr. Baker served as a director of the Company from April 10,
1998 until his resignation for personal reasons on May 13, 1999. He was re-appointed to the Board by action of the Board, pursuant to the Company's Bylaws on August 4, 1999.
--------------------------------------------------------------------------
--------------------------------------------------------------------------

                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
            VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR

BIOGRAPHICAL INFORMATION ABOUT NOMINEES

         STANLEY KOHLENBERG was the Chief Executive Officer and President of the Company from March 6, 1996 until his retirement on December 31, 1996. He was retained as a consultant to the Company through September 15, 1998. On September 16, 1998, he was reinstated as Chief Executive Officer and continued to serve in such capacity through June 30, 1999. He has been a director of the Company since September 1994, and he has served as Chairman since March 6, 1996. He has been a Managing Director of Tottenham & Co. since January 1991. Mr. Kohlenberg was the acting Chief Financial Officer for the start-up and opening of the Teller House Casino in Central City, Colorado in 1991. Prior to January 1991, Mr. Kohlenberg held senior executive positions in the cosmetics industry as Chief Executive Officer of Alfin Inc. (1989-1991), President of Sanofi Beauty, Inc. (1984-1989), President of CFT Marketing (1980-1984), which was acquired by Sanofi Beauty in 1984, President of Calvin Klein Cosmetics (1977-1980), and Executive Vice President of Revlon, Inc. (1974-1977). Mr. Kohlenberg is the father-in-law of Andrew Tottenham, the Company's President and Chief Operating Officer.

         RAMI S. RAMADAN has served as Chief Executive Officer and Chief Financial Officer since July 12, 1999 and was appointed as a director on August 4, 1999. His most recent position was as Executive Vice President of Finance for the Ian Schrager Hotels from November 1997 to July 1999. Prior to that, Mr. Ramadan held senior financial positions with Hyatt Hotels from January 1994 to November 1997, Euro Disney from October 1990 to December 1993 and Meridien Hotels from September 1975 to September 1990.

         ANDREW TOTTENHAM was appointed as President and Chief Executive Officer of the Company on January 1, 1997 and served in such capacities until September 1998 when he was appointed to the offices of President and Chief Operating Officer. Mr. Tottenham was a consultant to the Company from July 1996 to December 31, 1996 and has been a director of the Company since May 1996. He has been the President of Tottenham & Co., a wholly owned subsidiary of the Company since 1988. Mr. Tottenham commenced his career in the gaming industry in 1975 and has worked for the Silhouette Club, Bally's Park Place, Connoisseur Club, and Victoria Casino. Mr. Tottenham is the son-in-law of Mr. Kohlenberg.

         JULIO E. HEURTEMATTE, JR. currently is a private consultant, specializing in international projects, trade and investments and has acted in such capacity since 1989. From 1963 to 1989, Mr. Heurtematte served with the Inter-American Development Bank in several capacities, most recently as its Deputy Manager for Project Analysis.

         MALCOLM M. B. STERRETT is a private investor. From 1989 to 1993, he was a partner at the law firm of Pepper Hamilton & Scheetz, Washington, D.C. From 1988 to 1989, he served as General Counsel to the U.S. Department of Health and Human Services and from 1982 to 1988, he was a Commissioner on the U.S. Interstate Commercial Commission. Prior thereto, he was Vice President and General Counsel to the United States Railway Association and served as Staff Director and Counsel to the U.S. Senate Committee on Commerce, Science and Transportation.

         GEOFFREY B. BAKER is a private investor. From 1983 to the present, Mr. Baker has been member of the private investment firm, Baker &
Donaldson. From 1977 to 1982, he was Legislative Director to U.S. Senator Lowell P. Weicker, Jr. and from 1975 to 1977, he served on the Senate Committee on Commerce as a minority staff member for surface transportation.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

         The business and affairs of the Company are managed by the Company's Board of Directors. Meetings of the Board are held quarterly and on an as-needed basis. The Board has established a number of committees, described below, which meet on an as-required basis during the year. The Board held six meetings during the Company's fiscal year ended December 31, 1998. All of the directors of the Company attended 75% or more of the aggregate number of meetings of the Board and the aggregate number of meetings of committees of the Board during the year ended December 31, 1998.

         The Board of Directors has established the following committees:

         AUDIT COMMITTEE. The Audit Committee reviews and approves internal accounting controls, internal audit operations and activities, the Company's annual report and audited financial statements, the selection of the Company's independent auditors, the activities and recommendations of the Company's independent auditors, material changes in the Company's accounting procedures, the Company's policies regarding conflicts of interest and such other matters as may be delegated by the Board. The Audit Committee, then composed of Messrs. Sterrett and Heurtematte, both non-employee directors, met once in 1998. On August 4, 1999, Messrs. Kohlenberg and Baker joined Messrs. Sterrett and Heurtematte as the members of the Audit Committee.

         EXECUTIVE COMMITTEE. The Executive Committee acts for the Board when the Board is not in session subject to reporting to, and ratification by, the full Board, recommends a list of potential director nominees to the Board of the Company, develops guidelines for corporate structuring and Board-related issues and acts as an oversight committee. Although the Executive Committee will consider nominees recommended by the Company's shareholders, it has neither actively solicited nominations nor established any procedures for this purpose. No nominees were recommended by shareholders for this Annual Meeting. The Executive Committee, composed of Messrs. Kohlenberg and Tottenham, met three times during 1998. On August 4, 1999, Messrs. Baker, Heurtematte, Ramadan and Sterrett joined the Executive Committee.

         COMPENSATION COMMITTEE. The Compensation Committee sets the compensation for executive officers of the Company and sets the terms of grants of awards under the Company's 1993 Incentive Stock Option Plan (the "1993 Plan") and the Company's 1998 Stock Option Plan (the "1998 Plan") and any other equity-based compensation plans adopted by the Company. The Compensation Committee, composed of Messrs. Heurtematte and Sterrett, met four times during 1998. On August 4, 1999, Mr. Baker also joined the Compensation Committee.

         DIRECTORS COMPENSATION. Directors receive a cash fee of $2,000 for each Board meeting attended and all members of the Board are reimbursed for out-of-pocket expenses in connection with attending Board meetings. In addition, the members of each Committee of the Board receive a cash fee of $1,500 for each meeting attended and reimbursement for out-of-pocket expenses. In 1998, the Board of Directors, pursuant to the 1993 Plan, provided each non-employee director with an automatic grant of a non-qualified option to purchase 1,000 shares of Common Stock on the first business day following the end of each fiscal quarter during which the director has served in 1998 and 2,000 shares of Common Stock on the first business day following the end of each fiscal quarter during which the director has served in 1999. Each such option (i) has up to a ten-year term,
(ii) has an exercise price per share equal to 100% of the fair market value of one share of Common Stock on the date of grant, and (iii) becomes fully exercisable on the date of grant.

                      PRINCIPAL SHAREHOLDERS AND BENEFICIAL
                             OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock as of September 20, 1999, unless otherwise noted,
(a) by each shareholder who is known by the Company to own beneficially more than 5.0% of the outstanding Common Stock, (b) by each director, (c) by each director nominee, (d) by each executive officer named in the Summary Compensation Table below, and (e) by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated subject to community property laws where applicable. The business address for each director and executive officer of the Company is One Penn Plaza, Suite 1503, New York, New York 10119.


NAME OF                                     NUMBER OF SHARES OF COMMON      PERCENTAGE
BENEFICIAL OWNER                            STOCK BENEFICIALLY OWNED (1)   OWNERSHIP (1)
Value Partners, Ltd.                                  6,677,166 (2)           66.50%
Anasazi Partners Limited
  Partnership                                           866,667 (3)           20.48%
New Generation Limited
  Partnership                                           433,333 (4)           11.41%
Credit Suisse First Boston
  Management Corporation                              2,501,545 (5)           42.64%
Fort Pitt Fund III, L.P.                                312,682 (6)            8.50%
Fundamental Investors, L.P.                             173,333 (7)            4.90%
C.P. Baker & Co., Ltd.                                2,051,912 (8)           37.88%
U.S. Bancorp/Libra                                      354,374 (9)            9.53%
Rami S. Ramadan                                         100,000 (10)               *
Stanley Kohlenberg                                      264,000 (11)           7.28%
Andrew Tottenham                                      1,205,500 (12)          26.38%
Dominick J. Valenzano                                   195,000 (13)           5.48%
Julio E. Heurtematte, Jr.                                 7,000 (14)               *
Malcolm M.B. Sterrett                                     7,000 (15)               *
Geoffrey B. Baker                                         3,000 (16)               *
All directors and executive officers as a group
  (7persons)                                          1,781,500 (17)          34.62%

--------------
*Less than 1%.                                  (footnotes to follow)

(Continued from preceding page)

(1) The percentage of outstanding shares is based on 3,364,286 shares outstanding as of September 20, 1999. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Voting Record Date upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of the Voting Record Date have been fully exercised. Included are shares of Common Stock issuable upon the full exercise of options or warrants to purchase the Company's Common Stock.

(2) Value Partners, Ltd. is a Texas limited partnership, whose business address is 4514 Cole Avenue, Suite 808, Dallas, Texas 75205. Includes warrants to purchase: 600,000 shares of Common Stock at an exercise price of $1.00, expiring December 31, 2005; 2,000,000 shares of Common Stock at an exercise price of $1.50 per share, expiring December 31, 2005; 3,752,181 shares of Common Stock (which includes 416,909 warrants to acquire shares purchased from Banco Santander Trust Corporation (Bahamas) Ltd. during 1998) at an exercise price of $.01 per share, expiring March 31, 2008; 220,760 shares of Common Stock at an exercise price of $.50 per share, expiring December 31, 1999; and 104,225 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008.

(3) Anasazi Partners, Limited Partnership is a Massachusetts limited partnership whose business address is 120 Boylston Street, Suite 800, Boston, Massachusetts 02116. Includes warrants to purchase: 200,000 shares of Common Stock at an exercise price of $1.00 per share, expiring December 31, 2005; and 666,667 shares of Common Stock at an exercise price of $1.50 per share, expiring December 31, 2005.

(4) New Generation, Limited Partnership is a Massachusetts limited partnership whose business address is 225 Friend Street, Suite 801, Boston, Massachusetts 02114. Includes warrants to purchase: 100,000 shares of Common Stock at an exercise price of $1.00 per share, expiring December 31, 2005; and 333,333 shares of Common Stock at an exercise price of $1.50 per share, expiring December 31, 2005.

(5) The business address for Credit Suisse First Boston Corporation is 11 Madison Avenue, 4th Floor, New York, New York 10010. Includes warrants to purchase 2,084,545 shares of Common Stock and 416,909 warrants to acquire shares purchased from Morgan Stanley & Co. during 1998, both at an exercise price of $.01 per share expiring March 31, 2008.

(6) Fort Pitt Fund III, L.P. is a Maryland limited partnership whose business address is P.O. Box 974, Uniontown, Pennsylvania 15401. Includes warrants to purchase 312,682 shares of Common Stock at an exercise price of $.01 per share expiring March 31, 2008.

(7) Fundamental Investors, L.P. is a California limited partnership whose business address is P.O. Box 5355, Santa Barbara, CA 93150. Includes warrants to purchase 40,000 shares of Common Stock at and exercise price of $1.00 per share expiring December 31, 2005 and 133,333 shares of Common Stock at an exercise price of $1.50 per share, expiring December 31, 2005.

(8) The business address for C.P. Baker & Co., Ltd. is 120 Boylston Street, Suite 800, Boston, Massachusetts 02116. Represents warrants to purchase 2,051,912 shares of Common Stock at an exercise price of $.01 per share, expiring June 30, 2002 and held by C.P. Baker & Co., Ltd. and certain of its affiliates.

(9) The business address for U.S. Bancorp. Libra is 11766 Wilshire Boulevard, Suite 870, Los Angeles, California 90025. Represents warrants to purchase 354,374 shares of Common Stock at an exercise price of $.01 per share, expiring March 31, 2008 and held by U.S. Bancorp. Libra ("Libra"), the placement agent for the Company's $17.0 million Senior Secured Notes due March 31, 2008, and certain affiliates of U.S. Bancorp. Libra.

(10) Represents options to purchase 100,000 shares of Common Stock at an exercise price of $0.50 per share expiring July 11, 2009
         (See "Employment Agreements').

(11) Does not include 1,205,500 shares (250,000 of which are immediately exercisable warrants and 107,000 of which are immediately exercisable options) held by Andrew Tottenham, son-in-law of Mr. Kohlenberg, and Robin Tottenham, daughter of Mr. Kohlenberg, as to which beneficial ownership is disclaimed. Includes 1,000 shares, 25,000 shares and 4,000 shares, subject to non-qualified options granted to Mr. Kohlenberg under the 1993 Plan on May 22, 1995, and on March 7, 1996, respectively, and 1,000 shares at the end of each calendar quarter during the quarter ended March 31, 1997 through the quarter ended September 30, 1998, respectively, and 75,000 shares and 25,000 shares of Common Stock subject to incentive options granted to Mr. Kohlenberg on December 31, 1996 and December 31, 1998 respectively, all of which fully vested on the dates of grant.

(12) Includes 623,500 shares of Common Stock (240,000 shares were issued to Mr. Tottenham upon conversion of the Tottenham Notes on December 31, 1998, as defined herein under "Certain Related Transactions,") and 1,000 shares and 1,000 shares, subject to non-qualified options granted to Andrew Tottenham under the 1993 Plan on October 2, 1996 and on December 31, 1996, respectively, and 100,000 shares and 25,000 shares subject to incentive options granted to Mr. Tottenham on December 31, 1997 and December 31, 1998, respectively, all of which fully vested on the dates of grant. Also includes 187,500 shares subject to immediately exercisable warrants which were granted to Mr. Tottenham on January 1, 1997. Also includes 205,000 shares of Common Stock owned by Robin Tottenham, (80,000 shares were issued to Mrs. Tottenham upon conversion of the Tottenham Notes on December 31, 1998), the wife of Andrew Tottenham and the daughter of Mr. Kohlenberg, and 62,500 shares subject to immediately exercisable warrants that were granted to Mrs. Tottenham on January 1, 1997. Does not include shares owned by Mr. Kohlenberg, as set forth above, as to which beneficial ownership is disclaimed.

(13) Includes 20,000 shares, 50,000 shares, 50,000 shares and 25,000 shares of Common Stock subject to incentive options granted to Mr. Valenzano on May 22, 1995, December 31, 1996, December 31, 1997 and December 31, 1998, respectively, all of which fully vested on the dates of grant. Mr. Valenzano resigned from the Company effective August 5, 1999 but retained the rights to exercise his options through October 31, 1999.

(14) Represents 1,000 shares of Common Stock subject to non-qualified options granted to Mr. Heurtematte under the 1993 Plan at the end of each calendar quarter ended March 31, 1998 through December 31, 1998 and 2,000 shares granted at the end of each calendar quarter ended March 31, 1999 and June 30, 1999, respectively, all of which fully vested on the dates of grant.

(15) Represents 1,000 shares of Common Stock subject to non-qualified options granted to Mr. Sterrett under the 1993 Plan at the end of each calendar quarter ended March 31, 1998 through December 31, 1998 and 2,000 shares granted at the end of each calendar quarter ended March 31, 1999 and June 30, 1999, respectively, all of which fully vested on the dates of grant.

(16) Represents 1,000 shares of Common Stock subject to non-qualified options granted to Mr. Baker under the 1993 Plan at December 31, 1998, and 2,000 shares granted for the calendar quarter ended March 31, 1999, all of which fully vested on the dates of grant.

(17)     See Notes (10), (11), (12), (13), (14),  (15) and (16) above.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the cash and non-cash compensation paid or earned during the fiscal years ending December 31, 1998, 1997 and 1996 by the Chief Executive Officer(s) and Chief Financial Officer(s) of the Company (the "Named Officers") during those periods.

                           SUMMARY COMPENSATION TABLE
                             LONG TERM COMPENSATION


                                                                                    OTHER ANNUAL         STOCK          ALL OTHER
                                      YEAR            SALARY                           BONUS (3)       COMPENSATION     OPTIONS(4)
COMPENSATION (5)

Andrew Tottenham
President and Former Chief           1998             $180,000     $       0            0             25,000            $9,000
Executive                            1997              150,000        60,000            0            100,000             8,600
Officer (1)                          1996                    0             0                               0                 0

Stanley Kohlenberg                   1998               43,750             0            0             25,000            42,500
Former President and Chief           1997                    0             0            0                  0            60,000
Executive Officer (2)                1996              125,000        37,500            0            100,000                 0

Dominick J. Valenzano                1998              120,000             0            0             25,000             6,500
Former Chief Financial Officer (6)   1997               90,000        30,000            0             50,000             6,360
                                     1996               90,000        18,000            0             50,000             6,360

---------------------

(1) Mr. Tottenham was elected President and Chief Executive Officer of the Company as of January 1, 1997 and served in such capacities until September 16, 1998 when Mr. Kohlenberg was appointed as Chief Executive Officer.

(2) Mr. Kohlenberg served as President and Chief Executive Officer of the Company from March 6, 1996 to December 31, 1996 and again from September 16, 1998 to June 30, 1999, the date of his resignation. Under the terms of a severance agreement dated May 23, 1999, Mr. Kohlenberg will receive six months salary beginning July 1, 1999 and will participate in the Company's health plan for that period. Rami S. Ramadan was hired as Chief Executive Officer and Chief Financial Officer of the Company on July 12, 1999 and for the year ending December 31, 1999, he will receive an annual salary of $300,000 pro-rated for the actual months served by him during 1999.

(3) Bonus amounts shown were earned with respect to each year indicated and paid March 31, 1998.

(4) Amounts shown represent the number of qualified stock options granted each year. All such options listed are exercisable; all of the options at December 31, 1998, were issued at the fair market value of one share of the Company's Common Stock on the date of grant.

(5) The amounts shown represent the cost of leased automobiles provided to Mr. Tottenham and Mr. Valenzano by the Company for each year indicated. For Mr. Kohlenberg, the amount shown represents a consulting fee paid under the terms of a Consulting Agreement which terminated on September 15, 1998.

(6) Mr. Valenzano resigned from the Company on July 12, 1999, effective August 5, 1999. Under the terms of a severance agreement, executed on July 12, 1999, Mr. Valenzano will receive six months salary, can exercise his options through October 31, 1999 and will continue to participate in the Company's health plan for six months following termination.

OPTION GRANTS AND EXERCISES

         The following table summarizes certain information concerning individual grants of options during fiscal 1998 to the executive officers named in the Summary Compensation Table above and the potential realizable value of the options held by such persons at December 31, 1998.


                                           OPTIONS GRANTED IN FISCAL 1998
                                                  INDIVIDUAL GRANTS

                                                        % OF TOTAL OPTIONS
                               SHARES OF COMMON            GRANTED TO
                               STOCK UNDERLYING             EMPLOYEES              EXERCISE OR BASE
NAME                            OPTIONS GRANTED             IN FISCAL YEAR           PRICE($/SH)        EXPIRATION DATE
Stanley Kohlenberg                  25,000(1)                  23.8%                     $0.30              12/30/08
Andrew Tottenham                    25,000(1)                  23.8%                     $0.30              12/30/08
Dominick J. Valenzano               25,000(1)                  23.8%                     $0.30              12/30/08

----------------

(1) All of these options fully vested on the date of grant and expire ten years after the date of grant.

         No options were exercised by the executive officers named in the Summary Compensation Table during fiscal 1998.

         The following table summarizes the values of options held by the executive officers named in the Summary Compensation Table as of December 31, 1998.

                  AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND
                     FISCAL 1998 YEAR-END OPTION VALUE TABLE


                                                                                                        VALUE OF UNEXERCISED
                                                                                                            IN-THE-MONEY
                                                                      NUMBER OF UNEXERCISED                  OPTIONS AT
                                                                    OPTIONS AT DECEMBER 31, 1998         DECEMBER 31, 1998

                                SHARES ACQUIRED            VALUE
NAME                              ON EXERCISE              REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
Stanley Kohlenberg                     0                     $0         159,000           0                $ 0            0
Andrew Tottenham                       0                      0         127,000           0                  0            0
Dominick  J. Valenzano                 0                      0         145,000           0                  0            0


EMPLOYMENT AGREEMENTS

RAMI S. RAMADAN. Effective July 12, 1999, the Company entered into a three year employment agreement with Mr. Ramadan pursuant to which he serves as the Company's Chief Executive Officer and Chief Financial Officer at an annual salary of $300,000. Mr. Ramadan is eligible to participate in the 1998 Plan, the Company's Executive Compensation Plan and any present or future employee benefit plans. He also will be reimbursed for reasonable travel and out-of-pocket expenses necessarily incurred in the performance of his duties. Mr. Ramadan also receives three separate equal annual installments of options to acquire the Company's Common Stock. Upon commencement of the employment agreement, Mr. Ramadan received 100,000 options exercisable at $0.50 per share; upon commencement of the second year of the employment agreement an additional 100,000 options exercisable at $0.55 per share will be granted; with the exercise price of any unexercised options granted during his first year of employment, but unexercised, to increase to $0.55 per share, and upon commencement of the third year of the employment agreement the final installment of 100,000 options exercisable at $0.61 per share will be granted. Also, upon commencement of the third year of the employment agreement, the exercise price of all unexercised options granted in the first two years will be increased to $0.61. In the event the employment agreement is terminated other than for cause, as defined in the agreement, within six months of the commencement date, the Company shall pay to Mr. Ramadan one year's salary in a lump sum payable within 30 days of notice of termination. If the agreement is terminated other than for cause at anytime after six (6) months following commencement of the employment agreement, Mr. Ramadan will receive two years salary.

ANDREW TOTTENHAM. Effective as of January 1, 1997, the Company entered into a five-year employment agreement with Mr. Tottenham pursuant to which he currently serves as the Company's President and Chief Operating Officer at an annual salary of $150,000. On April 1, 1998, Mr. Tottenham's salary was increased to $180,000.00. Mr. Tottenham is eligible for participation in the 1993 Plan, the 1998 Plan, the Executive Compensation Plan, and any present or future employee benefit plans. He also will be reimbursed for reasonable travel and out-of-pocket expenses necessarily incurred in the performance of his duties. Mr. Tottenham works from the Company's offices in London, England. The Company is entitled to terminate Mr. Tottenham's employment, and its salary obligation to him, upon 30 days written notice in the event of (i) disability (assuming there is disability insurance sufficient to pay Mr. Tottenham his full salary for the remaining term of the employment agreement), (ii) conviction of a felony, or (iii) a breach of the employment agreement. If Mr. Tottenham dies during the term of the employment agreement, his estate is entitled to three months' salary based on his effective salary rate on the date of his death. If Mr. Tottenham is terminated for any other reason, he is entitled to three months' severance pay at his base salary rate in effect on the date of such termination.

SEVERANCE AGREEMENTS

STANLEY KOHLENBERG. On May 23, 1999, the Company and Mr. Kohlenberg entered into a severance agreement, pursuant to which Mr. Kohlenberg resigned as Chief Executive Officer of the Company, effective July 12, 1999. Mr. Kohlenberg will receive severance payments equal to six months salary and will continue to participate in the Company's benefits plans for six months. Mr. Kohlenberg will continue to serve as Chairman of the Company's Board of Directors.

DOMINICK J. VALENZANO. The Company and Mr. Valenzano executed a severance agreement on July 12, 1999 pursuant to which Mr. Valenzano resigned as Chief Financial Officer of the Company, effective August 5, 1999. Mr. Valenzano will receive severance payments equal to six months salary and will continue to participate in the Company's benefits plans for six months.

EXECUTIVE COMPENSATION

         The Executive Compensation Plan (also known as the "Management Incentive Plan") was adopted by the Board of Directors in December 1996. The Executive Compensation Plan is administered by the Company's Chief Executive Officer and Chief Financial Officer and subject to Board approval. It is designed to assist the Board in determining the appropriate annual incentive payments to be made to eligible officers, managers and key employees for the achievement of specific, pre-established corporate and individual goals and discretionary objectives. For participants who meet or exceed such targets, the incentive award is designed to provide a sufficient level of competitive compensation in order to reward and motivate current and future exceptional performance and to retain such high performing officers, managers and other key employees and to attract new "high talent" individuals. Eligible participants in the Executive Compensation Plan include all employees who are in a position to make a clear, definitive impact on the performance of the Company and/or to improve its underlying infrastructure. Awards under the Executive Compensation Plan are granted from a pool of funds set aside from incremental profits of the Company to the extent of payment for the corporate or individual portions of any such award does not come from any specific source. Payments under the Executive Compensation Plan are based upon the employee's position within the organization, weighting of the corporate, individual and discretionary performance, the setting of objectives and the determination by the Board as to whether the employee has met such objectives. The Company did not award any compensation under the Executive Compensation Plan during 1998.

1993 AND 1998 INCENTIVE STOCK OPTION PLAN

         The purpose of the 1993 and 1998 Plans is to provide incentive to employees, to encourage employee proprietary interest in the Company, to encourage employees to remain in the employ of the Company and to attract to the Company individuals of experience and ability. The 1993 and 1998 Plans provide for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code, as amended (the "Code"), and non-qualified or compensatory options. The Company reserved 500,000 shares and 2,000,000 shares of Common Stock for issuance pursuant to the exercise of options granted under the 1993 and 1998 Plans, respectively, subject to adjustments. The 1993 and 1998 Plans provide that, in the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the 1993 and 1998 Plans and to the exercise price of outstanding options. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, participants who have held options for at least one year shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise any such options in whole or in part.

         The 1993 and 1998 Plans are administered and interpreted by a committee of the Board of Directors (the "Option Committee") composed of non-employee directors. Unless sooner terminated, the 1993 Plan will be in effect until November 1, 2003 and the 1998 Plan will be in effect until April 10, 2008, ten years from the respective dates of the adoption of the 1993 and 1998 Plans by the Board of Directors.

         Under the 1993 and 1998 Plans, the Option Committee will determine, among other things, which employees will be granted options, the number of shares subject to each option, the exercise price of the option, and whether such options are to be incentive or non-qualified. The per share exercise price of all incentive stock options is required by the Code to be at least equal to the fair market value of a share of Common Stock on the date the option is granted. The exercise price of non-qualified options may not be less than the par value of the Common Stock. The Code also requires that the aggregate fair market value of the Common Stock with respect to which the options are exercisable for the first time by the optionee during any calendar year cannot exceed $100,000. Moreover, any person who owns 10.0% or more of the voting power of the Common Stock may not receive options whose exercise price is less than 110.0% of the fair market value of a share of Common Stock of the Company on the date of grant.

         Options will become vested and exercisable in the manner specified by the Option Committee. Each option or portion thereof will be exercisable at any time on or after it vests and is exercisable until ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless the termination is due to disability, death or, in the case of non-qualified options, in which case the options are exercisable twelve months after the termination of employment. However, failure to exercise options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. Options are non-transferable except by will or the laws of descent and distribution.

         Under current provisions of the Code, the federal income tax treatment of incentive stock options is as follows. An optionee who meets certain holding requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise.

         As September 20, 1999, options to purchase 478,000 shares of Common Stock had been granted under the 1993 Plan and options to purchase 22,000 shares of Common Stock remained available to be granted thereunder. As of September 20, 1999, options to purchase 175,000 shares of Common Stock had been granted under the 1998 Plan and options to purchase 1,825,000 shares of Common Stock remained available for grant.

                          CERTAIN RELATED TRANSACTIONS

TOTTENHAM & CO. On January 1, 1997, the Company acquired Tottenham & Co. which was founded in 1988 by Andrew Tottenham, the Company's President and Chief Operating Officer and provides consulting services to gaming companies worldwide. The consideration paid for

Tottenham & Co. by the Company included 500,000 shares of the Company's Common Stock, and warrants to purchase 250,000 shares at an exercise price of $.5938, the bid price of the Company's Common Stock on the date of the acquisition as reported by the NASDAQ SmallCap Market System. In addition, the Company issued two promissory notes in the aggregate principal amount of $200,000 bearing interest at the rate of 10% per annum and payable on January 1, 2002 (the "Tottenham Notes"). On December 31, 1998, the Company and Andrew Tottenham converted the Tottenham Notes and accrued interest totaling $240,000 into 320,000 shares of the Company's Common Stock. All of the Common Stock, as well as the Common Stock underlying the warrants, carries certain "piggyback" registration rights.

CHRYSOLITH OPERATING AGREEMENT. The Company is a member under, and party to, the Amended and Restated Regulations and Operating Agreement of Chrysolith, dated as of December 22, 1994 and amended in December, 1996 (the "Chrysolith Operating Agreement"). The Chrysolith Operating Agreement sets forth the rights and obligations of the original member of Chrysolith, all of whom are individuals, and the Company. Under this agreement, Chrysolith operated, serviced and maintained the video poker machines at two Louisiana video poker parlors and the Company provided management, financial and consulting services. On July 1, 1999, all of the Company's video poker operations ceased due to a voter referendum in the parishes in which they operated. The Chrysolith Operating Agreement will continue pending the decision of the U.S. Supreme Court regarding the Company's appeal of the termination of the operations at the Company's Louisiana operations.

MONARCH ACQUISITION. In April 1994, the Company acquired for $49,000 a 49% ownership interest in Monarch Casinos ("Monarch"), a Louisiana-licensed video poker operator. In June and August 1994, the Company loaned Monarch an aggregate of $55,000 for working capital to manage the operations of the Woodlands (a Louisiana truckstop where one of the Company's video poker parlors was located) under an agreement between Monarch and the previous owner of the Woodlands. All of such loans were payable on demand, bore interest at the rate of 10% and were evidenced by promissory notes executed by Monarch. In October 1994, the Company credited Monarch $25,000 against prior advances, among other things, in consideration for the assignment by Monarch to the Company of an option to purchase the Woodlands. Although it was originally intended that Monarch would own, operate and maintain the video poker machines at both of the Company's Louisiana sites, the Company believed that Chrysolith was better suited to operate the video poker parlors and thus entered into the Chrysolith Agreement. In March 1996, the Company learned that as of June 30, 1995, Monarch had not renewed its operator's license as required by the State of Louisiana, and as such, was no longer a licensed video poker operator in the State. Pursuant to the management agreements between Monarch and the Company, such a failure to renew or other termination of the operator's license created a default under the agreements and the agreements were terminated by the Company on March 14, 1996. On or about November 6, 1997 Monarch and Michael Edwards, President of Monarch, filed suit against the Company alleging, among other things, breach of contract. The lawsuit was settled in May 1999 for a cash payment by the Company of $100,000 and both parties released the other of any and all further obligations.

On October 29, 1997, the Company and Value Partners, executed a loan which was amended on December 19, 1997, under which TWG had the ability to borrow up to $2,538,000 (the "First Amended Loan Agreement"). As of December 31, 1998, the Company had borrowed $1,538,000 under this loan, including the Bishkek Note described below, of which $1,288,000 was repaid on March 31, 1998 from the proceeds of the Private Placement (as described below).

On March 19, 1998, the Company and Value Partners executed a Lender's Waiver and Option Agreement (the "Waiver") under which the Company borrowed $250,000 (the "Bishkek Note") to fund the Bishkek Casino transaction. In February 1999, the Company repaid the principal and accrued interest on the Bishkek Note in full, and it was cancelled.

On March 31, 1998, the Company, with the assistance of U.S. Bancorp. Libra ("Libra"), acting as placement agent, borrowed $17.0 million from fourteen investors in a private placement (the "Private Placement"). The loan is represented by the Senior Notes issued pursuant to indentures by and among the Company, TWG International U.S. Corporation ("TWGI"), TWG Finance Corp. ("TFC") and U.S. Trust Company of Texas ("USTCT"). (TWGI and TWGF are wholly-owned subsidiaries of the Company). The indentures were amended (the "Amended Indentures") on October 29, 1998 in connection with the restructuring of the Company's ownership of 21st Century Resorts ("Resorts") as a result of the change in Czech gaming law which restricted foreign ownership of Czech casinos. The Amended Indentures, however, did not alter the underlying basis of the Senior Notes. The Senior Notes require mandatory prepayments based upon excess cash flow generated by TWGI from the operation of the Czech casinos acquired in the Resorts acquisition and bear interest at the rate of 12% per annum. The proceeds of the Senior Notes were used to pay the net acquisition costs of, and improvements to, Resorts totaling $12.6 million, to repay the First Amended Loan Agreement in the amount of $1.3 million, to cover costs and expenses of $1.4 million relating to the Private Placement and to provide working capital of $1.7 million. Interest payments under the terms of the Senior Notes were paid when due on September 17, 1998 and March 17, 1999. The Company was and is current on its payments under the Senior Notes.

On May 19, 1998, the Company and Value Partners executed a Loan Agreement (the "Loan Agreement") under which the Company borrowed $1,000,000 at 12% interest per annum to fund the purchase of the stock of the Casino de Zaragoza, which was payable in full on September 15, 1998. The interest rate automatically increased to 17% on September 15, 1998 and has been accrued monthly by the Company since that date. The Company was in technical default of, and has not timely paid the $1.0 million loan from Value Partners which was due on September 15, 1998 and is currently negotiating an extension of such loan. On July 30, 1999, the Company received from Value Partners a waiver of such default (and of the cross defaults on the Amended Indentures by the majority in interest of the holders of the Senior Notes) and an extension of this loan until January 1, 2000, with the understanding that the Company and Value Partners will work in good faith to renegotiate the loan terms prior to August 31, 1999. A default by the Company on this loan (or any other loan) would result in a default on all of the Company's debt instruments and would have a material adverse effect on the Company's financial condition.

The Company has, from time to time, been in technical default of the Amended Indentures and has relied upon the forbearance and waivers from a majority interest of the holders of the Senior Notes. Value Partners, Ltd., and one other investment firm represents a majority in interest of the holders of the Senior Notes. The Company has borrowed other amounts from Value Partners from time to time (some of which have been in technical default for which forbearance or waivers have been granted) and may seek to borrow additional funds or obtain equity investment from Value Partners in the future. At December 31, 1998 and September 20, 1999, Value Partners owned 53% of the Company's long-term debt and owned warrants, which upon exercise, would result in Value Partner's beneficial ownership of Common Stock equaling 66.5% of the Company's issued and outstanding shares of Common Stock at such date. At September 20, 1999, Value Partners owned 53% of the Company's long-term debt and owned warrants, which upon exercise would result in Value Partner's beneficial ownership of 66.5% of the Company's issued and outstanding Common Stock.

There can be no assurance that the terms of the Loan Agreement can be renegotiated at terms favorable to the Company. If Value Partners chose to do so, a declaration of default would result in a default on all of the Company's other debt instruments and have a material adverse effect on the Company's financial condition and results of operation.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with SEC and the National Association of Securities Dealers, Inc. by certain dates. The Company believes that in the fiscal year ended December 31, 1998, all of these filing requirements were satisfied by its directors and executive officers, except that Geoffrey B. Baker, Julio E. Heurtematte, Jr., Malcolm M.B. Sterrett, Stanley Kohlenberg, Dominick J. Valenzano and Andrew Tottenham each were late once in reporting one transaction, each of which was subsequently filed. In making the foregoing statements, the Company has relied on representations of its directors and executive officers and copies of the reports that they have filed with the SEC.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Pannell Kerr Forster PC ("PKF") completed the Company's audit for the fiscal year ended December 31, 1997. In August 1998, PFK informally indicated that it did not wish to act as the Company's independent auditor for the year ended December 31, 1998 and that it would decline to stand for reelection to audit the Registrant's financial statements for the year ended December 31, 1999. On February 25, 1999, PKF tendered its formal resignation to the Company without having performed an audit for the Company's fiscal year ended December 31, 1998.

         The Company began its search for a new independent accountant in September 1998. The search was complicated by the Company's recently expanded foreign operations, which made it difficult or impossible for many accountancy firms to accept an engagement by the Company due to lack of personnel and/or resources in each of the United States, Spain and the Czech Republic.

         On February 19, 1999, the Company and Rothstein, Kass & Company, P.C. ("RKC") signed a letter of engagement whereby RKC agreed to perform an audit of the Company, including its foreign operations, for the fiscal year ended December 31, 1998 and to continue as the Company's independent accountant for the fiscal year ending December 31, 1999.

         The Board of Directors of the Company has appointed RKC, independent accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1999, and further directed that the selection of accountants be submitted for ratification by the shareholders at the Annual Meeting.

         The Company has been advised by RKC that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent accountants and clients. RKC will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate shareholder questions.

         During the audited fiscal years ended December 31, 1996 and 1997, except as described below, no audit report of PKF on the financial statements of the Company contained any adverse opinion or disclaimer of opinion; nor was such a report qualified or modified as to uncertainty, audit scope, or accounting principles. However, PKF's reports for the fiscal years ended December 31, 1996 and 1997 state that the consolidated financial statements were prepared assuming that the Company would continue as a going concern. Furthermore, PKF expressed substantial doubt as to the Company's ability to continue as a going concern due to the fact that the Company, at and as of such dates had neither established a trend of profitable operations nor sufficient cash flow and had working capital and net capital deficiencies.

         During the years ended December 31, 1996 and 1997 and the subsequent interim period preceding February 25, 1999, there were no disagreements between the Company and PKF. For the purposes of this proxy statement, the term "disagreement" means any disagreement between the personnel of the Company responsible for the presentation of the Company's financial statements and any personnel of PKF responsible for rendering PKF's report on the Company's financial statements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PKF, would have caused PKF to make reference to the subject matter of the disagreement in connection with their report.

         Prior to the date of engagement of RKC, the Registrant had not consulted with RKC regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Registrant's financial statements.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ROTHSTEIN, KASS & COMPANY, P.C. AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                        PROPOSAL TO APPROVE THE ADOPTION
               OF THE 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

GENERAL

         The Board believes that it is desirable that individuals who serve as directors of, but who are not employees of, the Company ("Non-Employee Directors") have a financial interest in the Company's performance. This was evidenced by the ability of such Non-Employee Directors to participate in 1993 Plan; however, options to purchase only 22,000 shares remain available for grant under the 1993 Plan. As a result, on September 21, 1999, the Board adopted the 1999 Non-Employee Director Stock Option Plan (the "Director Plan"), subject to the approval of holders of a majority of the outstanding Common Stock represented at the Meeting.

         Under the Director Plan, each Non-Employee Director shall be granted an option to purchase 2,000 shares of the Company's Common Stock at the Fair Market Value on the first business day following the end of each fiscal quarter service is rendered as a director of the Company. Options granted under the plan are exercisable at any time in whole or in part for a period of up to ten years from date of grant, and vest immediately.

         The following summary of the Director Plan is qualified in its entirety by reference to the complete text of the Director Plan, which is attached to this Proxy Statement as Appendix A and is incorporate herein by reference.

ADMINISTRATION

         The Director Plan is administered by the Compensation Committee of the Board.

EFFECTIVE DATE

         The Director Plan became effective as of September 21, 1999, subject to its approval by shareholders holding a majority of the outstanding Common Stock present and entitled to be voted at the Meeting, and will continue in effect for a term of ten years unless terminated sooner as provided in the Director Plan.

ELIGIBILITY

         All Non-Employee Directors are eligible to participate in the Director Plan.

SHARES SUBJECT TO THE DIRECTORS PLAN

         The aggregate number of shares subject to the Director Plan may not exceed 250,000 shares, subject to anti-dilution adjustments. If any change is made to the Common Stock subject to the Director Plan (whether by reason of a recapitalization, stock split or reverse, combination or exchange of shares, or other capital change affecting the Common Stock), the Board is authorized to make appropriate adjustments to the maximum number of shares subject to the Director Plan. The Company will file a registration statement on Form S-8 to register the shares to be issued under the Director Plan.

PROVISIONS OF THE DIRECTOR PLAN

         The Options, which are non-qualified, are exercisable in whole or in part at any time over the exercise period, but in no event will the exercise period exceed ten years from the date of grant of each option. All options vest immediately upon grant and are non-transferable except in the event of death or disability in which case the options may be exercised by the successor or representative of the deceased or disabled Non-Employee Director during the exercise period. The shares issued upon the exercise of the options are not subject to any transfer restriction except those mandated by applicable federal and state securities laws.

CERTAIN TAX MATTERS

         The following is a summary, and does not purport to be a complete description, of certain federal income tax aspects of the Director Plan. Furthermore, no information is given with respect to any state, local, or foreign taxes which may be applicable.

         Under the Director Plan, a participant will not recognize taxable income, and the Company will not be entitled to a deduction, upon the grant of an option. Upon exercise of such option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of each share of Common Stock on the date of exercise exceeds the Option Exercise Price. The amount so recognized as income will be deductible by the Company. Upon any subsequent sale of shares by a participant, the participant's basis in the shares purchased for determining gain or loss will be their fair market value on the date of exercise, if such shares were acquired for cash. If the exercise of the option is made by delivery of shares of Common Stock in payment of the option price, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares of Common Stock. Such equivalent number of new shares has the same basis and holding period as the shares exchanged. The number of shares received in excess of the number of shares delivered will be included in the participant's income at the fair market value thereof. Any gain or loss recognized upon the sale or other disposition of such shares will be capital gain or loss, either long-term or short-term depending upon the holding period of such shares (which begins on the date the participant recognizes income with respect to such shares).

         The foregoing is not to be considered as tax advice to any persons who may be Director Plan participants and any such persons are advised to consult their own tax counsel.

AMENDMENTS AND TERMINATION.

         The Board may from time to time suspend, terminate, modify, or amend the Director Plan, provided that no suspension, termination, modification, or amendment of the Director Plan may adversely affect or impair any options previously granted under the Director Plan unless the written consent of those affected is obtained. Unless terminated earlier by the Board, the Director Plan shall continue in effect for a term of 10 years.

SHAREHOLDER APPROVAL.

         No options will be granted under the Director Plan unless it is approved by the shareholders.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.


                          ADJOURNMENT OF ANNUAL MEETING

         Each proxy solicited hereby requests authority to vote for an adjournment of the Annual Meeting, if an adjournment is deemed to be necessary. Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the Annual Meeting will continue to be valid for any adjournment of the Annual Meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

         Any adjournment will permit the Company to solicit additional proxies and will permit a greater expression of the shareholders' views. Such an adjournment would be disadvantageous to shareholders who are against any given proposal, because an adjournment will give the Company additional time to solicit favorable votes and thus increase the chances of passing such proposal.

         If a quorum is not present at the Annual Meeting, no proposal will be acted upon and the Board of Directors of the Company will adjourn the Annual Meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to Shareholders.

         An adjournment for up to 60 days may require either the setting of a new record date or the giving of additional notice of the adjourned meeting as in the case of an original meeting. The Company has no reason to believe that an adjournment of the Annual Meeting will be necessary at this time.

         BECAUSE THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE POSSIBLE ADJOURNMENT OF THE ANNUAL MEETING.


                      PROPOSALS FOR THE NEXT ANNUAL MEETING


         Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Shareholders of the Company, must be received at the principal executive offices of the Company, One Penn Plaza, Suite 1503, New York, New York 10119-0002,
Attention: Secretary, no later than Thursday, December 23, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it will be included in the Company's Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is suggested that any such proposals be sent by certified mail, return receipt requested.


                                 OTHER BUSINESS


         The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS


         Shareholders of the Company as of the Voting Record Date for the Annual Meeting are being forwarded a copy of the Company's Annual Report to Shareholders for the twelve months ended December 31, 1998 (the "Annual Report"). Included in the Annual Report are the Annual Report on Form 10-KSB (exclusive of exhibits) as filed with the Securities and Exchange Commission, and the consolidated statements of financial condition of the Company as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended

December 31, 1998, prepared in accordance with generally accepted accounting principles, and the related reports of the Company's current, former and foreign independent public accountants. The Annual Report is not a part of this Proxy Statement.

                                            BY ORDER OF THE BOARD OF DIRECTORS






                                            /s/ Rami S. Ramadan
                                            ----------------------------
                                            Rami S. Ramadan
                                            Chief Executive Officer

September 27, 1999
New York, New York

                                                                    APPENDIX A

                            TRANS WORLD GAMING CORP.

                  1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         The following constitute the provisions of the 1999 Non-Employee Director Stock Option Plan of Trans World Gaming Corp.

1.       PURPOSE

         The purpose of the Plan is to provide an investment opportunity to the Company's Non-employee Directors by granting them Options to purchase shares of Common Stock as compensation for their service on the Board.

2.       DEFINITIONS

         As used in this Plan, the following words and phrases shall have the meanings indicated:

         "BOARD" shall mean the Company's Board of Directors.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" shall mean the Compensation Committee appointed by the Board, consisting of not less than two Non-Employee Directors.

         "COMMON STOCK" shall mean the shares of common stock, $.001 par value per share, of the Company.

         "COMPANY" shall mean Trans World Gaming Corp. and its Subsidiaries.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" shall mean the closing price of a share of the Common Stock as of a specified date as reported on the principal securities exchange on which such shares of Common Stock are traded on the day immediately preceding the date as of which the Fair Market Value is being determined, or on the next preceding date on which such shares of Common Stock are traded if no shares of Common Stock were traded on such immediately preceding day, or if the shares of Common Stock are not traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares of Common Stock in the over-the-counter market on the day immediately preceding the date as of which the Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares of Common Stock are not publicly traded, the Fair Market Value shall be determined by the Committee or the Board. In no case shall the Fair Market Value be less then the par value of a share of Common Stock.

         "FORM S-8 REGISTRATION STATEMENT" shall mean a registration statement filed on Form S-8 with and declared effective by the Securities and Exchange Commission under the Securities Act covering the offer and sale of the Options and the underlying Common Stock.

         "NON-EMPLOYEE DIRECTOR" shall mean any member of the Company's Board who is a "Non-Employee Director" as such term is defined under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

         "OPTION" shall mean any option issued pursuant to this Plan.

         "OPTIONEE" shall mean any person to whom an Option is granted under this Plan.

         "PARENT" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option or the sale of any Common Stock, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "PLAN" shall mean this 1999 Non-employee Director Stock Option Plan.

         "REORGANIZATION" shall mean any merger, reorganization, consolidation or sale of all or substantially all of the Company's assets.

         "REGISTERED" shall mean a Form S-8 Registration Statement shall be in effect covering the purchase of the Options or the underlying shares.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "STOCK OPTION AGREEMENT" shall mean the agreement evidencing the Options granted to Optionees pursuant to the Plan containing the terms and conditions specified in Section 7 below.

         "SUBSIDIARY" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations, other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.       GENERAL ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion to administer the Plan and to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the operation of the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Committee may not alter, amend or modify the express provisions of the Plan. The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any action taken thereunder.

4.       TERM OF PLAN

         The Plan became effective upon its adoption by the Company's Board on September 21, 1999, subject to stockholder approval, and shall continue in effect for a term of ten (10) years unless sooner terminated under Section 10 hereof. Any Options outstanding under the Plan on such date shall continue to be exercisable pursuant to their terms, except as provided by Section 7 hereof.

5.       ELIGIBILITY

         Options may be granted to any Non-employee Director of the Company as compensation for service on the Board.

6.       STOCK SUBJECT TO THE PLAN

         An aggregate of 250,000 shares of Common Stock shall be reserved for issuance pursuant to Options issued pursuant to the Plan. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent issuance of Options under the Plan.

7.       TERMS AND CONDITIONS OF OPTIONS

         All Options issued pursuant to the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the code and evidenced by a Stock Option Agreement containing the terms and conditions specified in this Section 7.

         GRANT OF OPTIONS. Each Non-Employee Director shall be granted an Option to purchase 2,000 shares of Common Stock on the first business day following the end of each fiscal quarter during which service on the Board is rendered commencing with the year 2000.

         OPTION EXERCISE PRICE. The exercise price of each Option (the "Option Exercise Price") shall equal the Fair Market Value of the Common Stock on the day immediately preceding the date of grant of each Option. The Option Exercise Price shall be subject to adjustment as provided in this Section 7.

         TERM AND EXERCISE OF OPTIONS. Options shall be exercisable in whole or in part at any time over the exercise period, but in no event shall such period exceed ten years from the date of the grant of each such Option. The exercise period shall be subject to earlier termination as provided in this Section 7. An Option may be exercised by giving prior written notice of such exercise to the Company and by paying the Option Exercise Price to the Company either by delivering on the date of exercise (i) a check in the amount of the Option Exercise Price, (ii) Common Stock having a Fair Market Value on the day immediately preceding the date of exercise equal to or less than the Option Exercise Price, or (iii) a combination thereof. If the Optionee tenders shares of Common Stock having a Fair Market Value which exceeds the Option Exercise Price, the Company shall return to the Optionee any and all whole shares of Common Stock which exceed the Option Exercise Price and the Company shall pay the Optionee any additional amount which exceeds the Option Exercise Price in cash in lieu of issuing the Optionee a fractional share for such amount.

         VESTING AND RESTRICTIONS ON TRANSFERABILITY. Options issued under the Plan shall vest immediately upon grant and shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

         DEATH OR DISABILITY OF OPTIONEE. If an Optionee shall die or become disabled, all Options theretofore issued to such Optionee may, unless earlier terminated in accordance with their terms, be exercised at any time during the term of the Option by the personal representative of the Optionee or by the person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or disability of the Optionee.

         TERMINATION OF DUTIES FOR ANY OTHER REASON. In the event an Outside Director's membership on the Board ceases for any reason other than one described in Section 7(E) hereof, any Options then held by such Outside Director shall be terminated within twelve (12) months following his cessation of Board membership.

         SERVICES AS AN EMPLOYEE. If an Outside Director becomes an employee of the Company or any of its subsidiaries, the Outside Director shall be treated as continuing in service for purposes of this Outside Director Plan, but shall not be eligible to receive future grants while an employee. If the Outside Director's services as an employee terminate without his again becoming an Outside Director, the provisions of
         Section 7(F)
                                      27
         shall apply as though such termination of employment were the termination of the Outside Director's membership on the Board.

         RECLASSIFICATION; RECAPITALIZATION; AND REORGANIZATIONS.

         (1) DIVIDENDS AND STOCK SPLITS. If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options and the Option Exercise Price shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

         (2) SPIN-OFFS AND LIQUIDATIONS. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, a split-off or spin-off, each Option granted under the Plan shall terminate as of a date to be fixed by the Board, provided, however, that no less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right during the period of thirty (30)days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby.

          (3) REORGANIZATIONS. If, while unexercised Options remain outstanding under the Plan, the Company executes a definitive Reorganization agreement, the Committee may provide that each Option granted under the Plan shall (i) terminate as of a date to be fixed by the Board, provided, however, that no less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby or (ii) remain outstanding and be adjusted so that on exercise the Optionee shall receive the securities, cash or property that would have been issued with respect to the shares of Common Stock had the Option been exercised immediately prior to the Reorganization. The Committee may also, in its discretion, permit the cancellation of outstanding Options in exchange for a cash payment to the Optionee equal to the difference between the exercise price of the Option and the value of the consideration that would have been paid had the Option been exercised immediately prior to the Reorganization.

         (4) EXEMPTIONS. This Section 7(H) shall not apply to a Reorganization in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any Reorganization in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any changes in such shares into two or more classes series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable by the holder of the number of shares of Common Stock for which such Option might have been exercised upon such Reorganization or reclassification. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan. Except as herein expressly provided, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, or Reorganization, and any assurance by the Company of shares of stock of any class, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to an Option or to the Option Price. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

8.       RIGHTS AS A SHAREHOLDER

         No Optionee shall have any rights as a shareholder with respect to any shares until the stock certificate evidencing such shares has been issued evidencing such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7(H) hereof.

9.       GENERAL RESTRICTIONS

         INVESTMENT REPRESENTATIONS. The Company may require an Optionee to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as the Company deems necessary or appropriate in order to comply with applicable federal and applicable state securities laws.

         COMPLIANCE WITH SECURITIES LAWS. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject thereto on any securities exchange or any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of Options, such

         Options may not be sold or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. The Company plans to register the shares subject to the Options on a Form S-8 Registration Statement. However, nothing herein shall be deemed to require the Company to obtain an effective Form S-8 Registration Statement or to apply for or to obtain any listing, registration or qualification of the Options or Common Stock to be issued pursuant thereto.

10.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may at any time and from time to time suspend, terminate, modify or amend the Plan, provided that no suspension, termination, modification or amendment of the Plan may adversely affect any rights under the Plan unless the written consent of those affected is obtained.

                                 REVOCABLE PROXY
                            TRANS WORLD GAMING CORP.

                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 29, 1999

         The undersigned, being a shareholder of Trans World Gaming Corp. (the "Company") as of September 10, 1999, hereby authorizes Stanley Kohlenberg and Andrew Tottenham or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Company's principal offices, located at One Penn Plaza, Suite 1503, New York, New York 10119-0002, on Friday, October 29, 1999 at 2:00 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.       ELECTION OF DIRECTORS

         Nominees for a one-year term: Geoffrey B. Baker, Julio E. Heurtematte Jr., Stanley Kohlenberg, Rami S. Ramadan, Malcolm M. B. Sterrett and Andrew Tottenham.


         /  /  FOR     /  /  WITHHOLD AUTHORITY     /  /  WITHHOLD AUTHORITY
                                 FOR ALL
         FOR:
             ----------------------------
                  Name of Director


         NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S (OR NOMINEES') NAME IN THE SPACE PROVIDED ABOVE. UNLESS AUTHORITY TO VOTE FOR ALL OF THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EACH NOMINEE WHOSE NAME IS NOT WRITTEN ABOVE.

2. Ratification of Appointment of Rothstein, Kass & Co., as the Company's Independent Auditors for the year ending December 31, 1999.

         /  /  FOR             /  /  AGAINST             /  /  ABSTAIN

3.       Proposal to Approve the 1999 Non-Employee Director Stock Option Plan

         /  /  FOR             /  /  AGAINST             /  /  ABSTAIN

4.       Proposal to Approve Adjournment of the Annual Meeting, if necessary.

         /  /  FOR             /  /  AGAINST             /  /  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Back of Card


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 29, 1999 AND AT ANY ADJOURNMENT THEREOF AND SHALL REMAIN VALID UNTIL SUCH TIME.

         SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS; FOR THE RATIFICATION OF ROTHSTEIN KASS & CO., AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999; FOR THE 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN; AND FOR ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

         PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE SPACE BELOW.


                                        Date:                            , 1999
                                             ----------------------------


                                             ----------------------------


                                             ----------------------------
                                                     (signature)


                                             ----------------------------


                                             ----------------------------
                                                     (signature)


                                        PLEASE SIGN THIS PROXY EXACTLY AS
                                        YOUR NAME(S) APPEAR(S) ON THIS
                                        PROXY. WHEN SIGNING IN A
                                        REPRESENTATIVE CAPACITY, PLEASE GIVE
                                        FULL TITLE. WHEN SHARES ARE HELD
                                        JOINTLY, ONLY ONE HOLDER NEED SIGN.

                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.